Exhibit 99.1

RiceBran Technologies Reports Q2 2017 Financial Results

Company continues to reduce cost structure and improve balance sheet in order to focus on the growth of its proprietary ingredient business

Sacramento, Ca.  – August 10, 2017 – RiceBran Technologies (NASDAQ: RIBT and RIBTW) (the “Company” or “RBT”), a global leader in the production and marketing of value added products derived from rice bran, announced today the Company’s financial results for the second quarter ended June 30, 2017.

Business Highlights

•
Completed the Sale of Its Healthy Natural Subsidiary for $18.3 Million – In July 2017, the Company completed the $18.3 million sale of its Healthy Natural subsidiary to an affiliate of Rosewood Private Investments.  A portion of the proceeds from the sale were used to eliminate senior debt and subordinated notes with face value totaling $12.6 million.  The remaining cash is expected to be invested in driving the growth of its proprietary ingredient business.

•
Further Improvements in Cost Structure and Balance Sheet Provide Strong Foundation to Pursue Growth – Improved liquidity and balance sheet through the sale of Healthy Natural, removal of restrictive debt covenants related to U.S. debt, and ongoing focus on controlling corporate expenses provides a solid foundation to aggressively pursue growth in its Food, Animal Nutrition, and Specialty ingredient products including the addition of several seasoned sales professionals targeting specific market segments.

•
Operating Loss Narrowed through Cost Reductions – Q2 2017 operating loss narrowed to ($1.9 million) compared to ($2.9 million) in Q2 2016, mainly due to a $1.0 million reduction in SG&A expenses reflecting the continued success of the Company’s cost cutting initiatives.

•
Regained Full Compliance with Nasdaq Requirements for Continued Listing – Shareholders’ equity improvements made in Q1 enabled the Company to regain compliance with Nasdaq’s minimum equity requirement for continued listing on May 31, 2017.  Subsequent to the end of Q2 2017, the Company was notified by The Nasdaq Stock Market LLC that it had also regained compliance with the minimum bid price requirement for continued listing on July 31, 2017.

•
Discontinued Brazil Segment Operations – The Company made the determination in Q2 2017 that its plans to divest its investment in Nutra, SA, the Brazilian parent company of its Irgovel operations, in order to focus solely on its U.S. based ingredients business, met the criteria for presentation as discontinued operations.  The Company continues to explore divestiture options for its investment in Nutra, SA.

Robert Smith, CEO commented, "Our second quarter results continue to demonstrate the substantial progress we are making with our strategic initiatives to reduce costs, strengthen our balance sheet and focus the Company’s efforts on our core ingredient business.  With the sale of Healthy Natural, we now have the cash and additional financial flexibility to fuel our strategic growth plans.  As we move through the second half of 2017, we are now fully focused on generating revenue growth and capitalizing on the substantial value of our proprietary technology for the benefit of our stockholders."

Q2 Financial Highlights – (For reporting purposes both Healthy Natural and Nutra, SA are presented as discontinued operations in the financial statements.)

Revenues: Revenues in Q2 2017 were $3.1 million compared to $3.2 million in Q2 2016. Animal Nutrition product revenues increased 17% over prior year levels driven by the supply and cooperation agreement with Kentucky Equine Research (KER).  Food product revenues decreased 13% quarter over quarter, primarily attributable to decreased buying from one of our largest contract manufacturing accounts.

Gross Profit: Q2 2017 gross profit was $798,000 million compared to gross profit of $802,000 in Q2 2016. Gross profit percentage was 25% in Q2 2017, consistent with the comparable period in 2016. Raw rice bran prices were also relatively similar in both quarters.

Operating Expenses: Q2 2017 operating expenses were $2.7 million, a decrease of $1.0 million or 27.4% compared to operating expenses of $3.7 in Q2 2016. The decrease in operating expenses was primarily due to additional expenses incurred in Q2 2016 as a result of the proxy contest in connection with the 2016 Annual Shareholder Meeting as well as the Company’s corporate-wide strategic effort to manage costs and expenses. In Q2 2017 the Company made further progress in our cost cutting efforts, including substantial reductions in marketing, payroll, and travel and entertainment expenses.

Operating Loss:  Q2 2017 operating loss was $(1.9 million), a $1.0 million improvement compared to a consolidated operating loss of $(2.9 million) in Q2 2016. The decrease in operating loss was a direct result of the decrease in operating expenses stated above.

Net Loss: The Company recorded a Q2 2017 net loss from continuing operations of $(1.8 million) compared to a net loss from continuing operations of $(4.5 million) recorded in Q2 2016. Q2 2017 net loss attributable to common stockholders from continuing operations was $(0.18) per share on 9.8 million shares compared to $(0.48) per share on 9.2 million shares.  The $2.7 million quarter over quarter decrease in net loss from continuing operations was attributable to $1.7 million of other expense in Q2 2016 related to a change in the fair value of derivative securities coupled with a $1.0 million reduction in operating expenses in Q2 2017.

Adjusted EBITDA: For Q2 2017, the Company recorded an Adjusted EBITDA loss of $(1.29 million) compared to an Adjusted EBITDA loss of $(1.34 million) in Q2 2016. Adjusted EBITDA is a non-GAAP measure management believes provides important insight into the Company's operating results (see reconciliation of non-GAAP measures below).

Balance Sheet and Liquidity: As of June 30, 2017, cash and cash equivalents was $3.2 million and shareholders' equity was $6.9 million. This compares to cash and cash equivalents of $342,000 and shareholders' equity of $(632,000) on December 31, 2016. The significant improvement in liquidity and equity was a result of the completion of an $8.0 million financing in February 2017 coupled with the termination of  roll-up rights held by the minority partner in Nutra, SA..  The Company expects further significant improvement in its balance sheet resulting from the $18.3 million sale of its Healthy Natural subsidiary to be reflected in Q3 2017.

Brent Rystrom, CFO commented, "We have made significant strides in improving shareholder equity and liquidity in order to position RBT for future success.  In addition to the substantial reductions we have made to our cost structure, the sale of Healthy Natural has enabled us to repay all of our recourse debt and eliminate all associated interest expense moving forward.  As a result, we enter the second half of 2017 with a much stronger balance sheet and sufficient working capital to move forward with our aggressive long term growth plans to deliver substantial value for our stockholders."

Additional information will be set forth in the Company's Form 10-Q for the quarter ended June 30, 2017.

Conference Call

The Company will hold a conference call to discuss its Q2 2017 results on August 10, 2017 at 4:30 PM EDT.  Call-in information is as follows:

•	Date: August 10, 2017

•	Time: 4:30 p.m. Eastern Daylight Savings Time

•	Direct Dial-in number for US/Canada: (201) 493-6780

•	Toll Free Dial-in number for US/Canada: (877) 407-3982

•	Dial-In number for international callers: (201) 493-6780

•	Participants will ask for the RiceBran Technologies Q2 2017 Financial Results Call

This call is being webcast by ViaVid and can be accessed at http://public.viavid.com/index.php?id=125875.

The call will also be available for replay by accessing http://public.viavid.com/index.php?id=125875.

About RiceBran Technologies

RiceBran Technologies is a food, animal nutrition, and specialty ingredient company focused on the procurement, bio-refining and marketing of numerous products derived from rice bran. RiceBran Technologies has proprietary and patented intellectual property that allows us to convert rice bran, one of the world's most underutilized food sources, into a number of highly nutritious food, animal nutrition and specialty ingredient products.  Our global target markets are food and animal nutrition manufacturers and retailers, as well as specialty food, functional food and nutritional supplement manufacturers and retailers. More information can be found in the Company's filings with the SEC and by visiting our website at http://www.ricebrantech.com.

Forward-Looking Statements

This release contains forward-looking statements, including, but not limited to, statements about RiceBran Technologies' expectations regarding the sufficiency of its cash position and working capital, its use of cash, the addition of sales personnel, the divestment of its investment in Nutra SA, its business plans and  its future growth. These statements are made based upon current expectations that are subject to known and unknown risks and uncertainties.  RiceBran Technologies does not undertake to update forward-looking statements in this news release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information.  Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in RiceBran Technologies' filings with the Securities and Exchange Commission, including its most recent periodic reports.

Investor Contact:
Ascendant Partners, LLC
Richard Galterio
(732) 410-9810
rich@ascendantpartnersllc.com

RiceBran Technologies
Condensed Consolidated Statements of Operations
Three and Six Months Ended June 30, 2017 and 2016
(Unaudited) (in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	2017	2016	2017	2016

Revenues	$3,146	$3,233	$6,761	$6,499
Cost of goods sold	2,348	2,431	4,776	4,765
Gross profit	798	802	1,985	1,734
Selling, general and administrative expenses	2,667	3,676	4,933	6,288
Loss from operations	(1,869)	(2,874)	(2,948)	(4,554)
Other income (expense):
Interest expense	(475)	(454)	(1,530)	(1,132)
Change in fair value of derivative warrant liabilities	22	(1,663)	1,121	(852)
Loss on extinguishment of debt	-	-	(1,680)	-
Gain on resolution of Irgovel purchase litigation	-	-	-	1,598
Other income	37	-	37	-
Other expense	(4)	-	(100)	-
Total other income (expense)	(420)	(2,117)	(2,152)	(386)
Loss before income taxes	(2,289)	(4,991)	(5,100)	(4,940)
Income tax benefit	515	515	912	907
Loss from continuing operations	(1,774)	(4,476)	(4,188)	(4,033)
Income (loss) from discontinued operations, net of tax	304	(3,640)	117	(4,221)
Net loss	(1,470)	(8,116)	(4,071)	(8,254)
Less - Net loss attributable to noncontrolling interest in discontinued operations	(248)	(1,508)	(567)	(1,946)
Net loss attributable to RiceBran Technologies shareholders	(1,222)	(6,608)	(3,504)	(6,308)
Less - Dividends on preferred stock--beneficial conversion feature	-	-	778	551
Net loss attributable to RiceBran Technologies common shareholders	$(1,222)	$(6,608)	$(4,282)	$(6,859)

Basic earnings (loss) per common share:
Continuing operations	$(0.18)	$(0.48)	$(0.51)	$(0.50)
Discontinued operations	0.06	(0.24)	0.07	(0.24)
Basic loss per common share - RiceBran Technologies	$(0.12)	$(0.72)	$(0.44)	$(0.74)

Diluted earnings (loss) per common share:
Continuing operations	$(0.18)	$(0.48)	$(0.51)	$(0.50)
Discontinued operations	0.06	(0.24)	0.07	(0.24)
Diluted loss per common share - RiceBran Technologies	$(0.12)	$(0.72)	$(0.44)	$(0.74)

Weighted average number of shares outstanding:
Basic	9,794,405	9,231,619	9,726,268	9,223,651
Diluted	9,794,405	9,231,619	9,726,268	9,223,651

RiceBran Technologies
Condensed Consolidated Balance Sheets
June 30, 2017 (Unaudited) and December 31, 2016
(in thousands, except share amounts)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$3,184	$342
Accounts receivable, net of allowance for doubtful accounts of $8 and $12	1,132	1,094
Inventories	943	933
Deposits and other current assets	471	824
Current assets held for sale	5,698	4,335
Total current assets	11,428	7,528
Property and equipment, net	6,810	7,025
Intangible assets, net	171	242
Noncurrent assets held for sale	13,172	14,050
Total assets	$31,581	$28,845

LIABILITIES, TEMPORARY EQUITY AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$640	$714
Accrued salary, wages and benefits	591	496
Accrued expenses	439	1,288
Current maturities of long-term debt	24	3,063
Current liabilities held for sale	16,589	15,801
Total current liabilities	18,283	21,362
Long-term debt, less current portion	5,892	5,964
Derivative warrant liabilities	472	1,527
Deferred tax liability	33	29
Noncurrent liabilities held for sale	41	44
Total liabilities	24,721	28,926
Commitments and contingencies
Temporary equity
Preferred stock, Series F, convertible, 20,000,000 shares authorized, 3,000 convertible shares issued and outstanding	-	551
Total temporary equity	-	551
Equity (deficit):
Equity (deficit) attributable to RiceBran Technologies shareholders:
Preferred stock, 20,000,0000 shares authorized:
Series F, convertible, 3,000 shares authorized, 2,685 issued and outstanding	493	-
Series G, convertible, 3,000 shares authorized and 1,989 issued and outstanding	988	-
Common stock, no par value, 50,000,000 shares authorized, 11,575,187 and 10,790,351 shares issued and outstanding	274,419	264,232
Accumulated deficit	(264,240)	(259,819)
Accumulated deficit attributable to noncontrolling interest in discontinued operation	(567)	(699)
Accumulated other comprehensive loss	(4,233)	(4,346)
Total equity (deficit) attributable to RiceBran Technologies shareholders	6,860	(632)
Total liabilities, temporary equity and equity (deficit)	$31,581	$28,845

USE OF NON-GAAP FINANCIAL INFORMATION

We utilize “Adjusted EBITDA” as a supplemental measure in our ongoing analysis of short term and long term cash requirement and liquidity needs. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered as an alternative to net income (the most comparable GAAP financial measure to EBITDA). Management uses Adjusted EBITDA as an indicator of our current financial performance. By eliminating the impact of all material non-cash charges as well as items that do not regularly occur, we believe that Adjusted EBITDA provides a more accurate and informative indicator of our cash requirements.

The table below contains a reconciliation of net income (GAAP) and Adjusted EBITDA (Non-GAAP) for the three months and six months ended June 30, 2017 and 2016.  We do not provide a reconciliation of forward-looking net income (GAAP) to Adjusted EBITDA (non-GAAP).  Due to the nature of certain reconciling items, it is not possible to predict with any reliability what future outcomes may be with regard to the expense or income that may ultimately be recognized in future periods.  Any forward-looking Adjusted EBITDA information that we may provide from time to time consistently excludes the same items from projected net income that are excluded from actual net income in the table below.

RiceBran Technologies
Adjusted EBITDA Reconciliation
For the three months ended June 30 (in thousands)

	2017	2016
Net income (loss)	$(2,289)	$(4,991)
Interest expense	475	454
Interest income	-	-
Depreciation & amortization	181	248
Unadjusted EBITDA	$(1,633)	$(4,289)
Add Back Other Items:
Change in fair value of derivative liabilities	(22)	1,663
Other income/expense	(33)	-
Proxy contest expense	-	1,057
Share-based compensation	361	234
Corporate relocation associated expenses	30	-
Other	7	-
Adjusted EBITDA	$(1,290)	$(1,335)

RiceBran Technologies
Adjusted EBITDA Reconciliation
For the six months ended June 30 (in thousands)

	2017	2016
Net income (loss)	$(5,100)	$(4,940)
Interest expense	1,530	1,132
Interest income	-	-
Depreciation & amortization	414	452
Unadjusted EBITDA	$(3,156)	$(3,356)
Add Back Other Items:
Change in fair value of derivative liabilities	(1,121)	852
Gain on resolution of Irgovel purchase litigation	-	(1,598)
Loss on extinguishment of debt	1,680	-
Other income/expense	63	-
Proxy contest expense	-	1,057
Share-based compensation	654	477
Corporate relocation associated expenses	75	-
Other	7	-
Adjusted EBITDA	$(1,798)	$(2,568)